Exhibit 10.11

Director Compensation

Effective September 1, 2020, non-employee director compensation is paid in cash in quarterly installments in advance as follows:

			Committee Service
					Nominating
	Board				and
	Service	Chairman	Audit	Compensation	Governance	Sustainability
Annual retainer (1)	$80,000	$100,000	$—	$—	$—	$—
Equity-based awards (2)	165,000	—	—	—	—	—
Committee chair annual retainer (1)	—	—	25,000	10,000	10,000	10,000
Committee member annual retainer (1)	—	—	10,000	5,000	5,000	5,000

(1)Payable in quarterly installments in arrears
(2)Grant date value